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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-3


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Section 7.3 Indenture                                                            Distribution Date:               4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                      0.00
             Class B Principal Payment                                                      0.00
             Class C Principal Payment                                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                      0.00
             Class B Principal Payment                                                      0.00
             Class C Principal Payment                                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                                    1,236,900.00
               Class B Note Interest Requirement                                      123,690.00
               Class C Note Interest Requirement                                      239,649.38
                       Total                                                        1,600,239.38

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                         1.03333
               Class B Note Interest Requirement                                         1.24000
               Class C Note Interest Requirement                                         1.86861

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                      1,197,000,000
               Class B Note Principal Balance                                         99,750,000
               Class C Note Principal Balance                                        128,250,000

(iv)    Amount on deposit in Owner Trust Spread Account                           14,250,000.00

(v)     Required Owner Trust Spread Account Amount                                14,250,000.00



                                                                              By:
                                                                                         --------------------

                                                                              Name:      Patricia M. Garvey
                                                                              Title:     Vice President


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